As filed with the Securities and Exchange Commission on June 16, 2010

Registration No. 333-159273

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
under
The Securities Act of 1933
_____________________

BLACK HILLS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

South Dakota	46-0458824
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

625 Ninth Street, P.O. Box 1400 Rapid City, South Dakota	57709
(Address of Principal Executive Offices)	(Zip Code)
_____________________

BLACK HILLS UTILITY HOLDINGS, INC.
RETIREMENT SAVINGS PLAN
 (Full Title of the Plan)
____________________

Steven J. Helmers
General Counsel
Black Hills Corporation
625 Ninth Street, P.O. Box 1400
Rapid City, South Dakota 57709
(605) 721-1700
 (Name, Address and Telephone Number, Including Area Code of Agent for Service)
_____________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Black Hills Corporation filed a registration statement on Form S-8, Registration No. 333-159273, with the Securities and Exchange Commission on May 15, 2009, to register 250,000 shares of common stock, par value $1.00 per share, for issuance under the Black Hills Utility Holdings, Inc. Retirement Savings Plan (the “Black Hills Utility Holdings Plan”).  The Black Hills Utility Holdings Plan has now merged into the Black Hills Corporation Retirement Savings Plan, with the latter plan surviving.  Black Hills Corporation is filing this Post-Effective Amendment to the Registration Statement to deregister the 176,709 shares of common stock registered and reserved for issuance under the Registration Statement which remained unissued at the date hereof.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 16th day of June, 2010.

BLACK HILLS CORPORATION

By:  /s/ David R. Emery
David R. Emery
Chairman, President and Chief Executive Officer

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this Registration Statement to be signed on their respective behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on the 16th day of June, 2010.

BLACK HILLS UTILITY HOLDINGS, INC.
RETIREMENT SAVINGS PLAN

By:  /s/ Anthony S. Cleberg
Anthony S. Cleberg
Representative of Benefits Committee

Each individual whose signature appears below constitutes and appoints David R. Emery and Anthony S. Cleberg, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, to sign in his or her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, to this Registration Statement, and the Registrant hereby also appoints each such agent as its attorney-in-fact with the authority to sign and file any such amendments in its name and behalf.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ David R. Emery	Director and	June 16, 2010
David R. Emery, Chairman, President	Principal Executive Officer
and Chief Executive Officer

/s/ Anthony S. Cleberg	Principal Financial and	June 16, 2010
Anthony S. Cleberg, Executive Vice President and	Accounting Officer
Chief Financial Officer

/s/ David C. Ebertz	Director	June 16, 2010
David C. Ebertz

/s/ Jack W. Eugster	Director	June 16, 2010
Jack W. Eugster

/s/ John R. Howard	Director	June 16, 2010
John R. Howard

/s/ Kay S. Jorgensen	Director	June 16, 2010
Kay S. Jorgensen

/s/ Stephen D. Newlin	Director	June 16, 2010
Stephen D. Newlin

/s/ Gary L. Pechota	Director	June 16, 2010
Gary L. Pechota

/s/ Warren L. Robinson	Director	June 16, 2010
Warren L. Robinson

/s/ John B. Vering	Director	June 16, 2010
John B. Vering

/s/ Thomas J. Zeller	Director	June 16, 2010
Thomas J. Zeller

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